Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
THIRD QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (July 2, 2009) -- First Financial Holdings, Inc. (NASDAQ GSM:  FFCH) announced today that the company will host a conference call for institutional investors and bank analysts on Friday, July 24, 2009 at 2:00 p.m. Eastern Daylight Time to discuss its financial results.  The conference call will coincide with the news release announcing fiscal third quarter earnings which will be distributed prior to the market open on Friday, July 24, 2009.

A live webcast of the presentation will be available at www.firstfinancialholdings.com. Additionally, the webcast will be recorded and available until October 30, 2009.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which now operates 64 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender Counties in coastal North Carolina offering banking and trust services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.